                                                                   Exhibit 11.1

                               POPE & TALBOT, INC.
                    STATEMENT SHOWING CALCULATION OF AVERAGE
                     COMMON SHARES OUTSTANDING AND EARNINGS
                            PER AVERAGE COMMON SHARE

                                                   Three months ended                   Six months ended
                                                         June 30,                             June 30,
                                               -----------------------------          -----------------------
                                                 1996                1995             1996              1995
                                                 ----                ----             ----              ----
Weighted average number
     of common shares
     outstanding                                 13,363,779       13,363,779     13,363,779        13,363,257

Application of the "treasury
     stock" method to the stock
     option plan                                          -           15,980              -            15,980
                                                -----------      -----------    -----------      ------------

Total common and common
     equivalent shares,
     assuming full dilution                      13,363,779       13,379,759     13,363,779        13,379,237
                                                ===========      ===========    ===========      ============


Net income (loss)                               $   662,000      $(9,011,000)   $ 1,007,000      $(10,245,000)
                                                ===========      ===========    ===========      ============


Net income (loss) per common
     share, assuming full dilution                  $   .05          $  (.68)        $  .08             $(.77)
                                                    =======          =======         ======             =====

The computation of primary net income (loss) per common share is not included because the computation can be clearly determined from the material contained in this report.